Exhibit H


                            National Fuel Gas Company
                       Organization Chart of EWG Ownership
                            As of September 30, 1996




                           ---------------------------
                            National Fuel Gas Company
                           ---------------------------

                                                     100%
                       ----------------------------------
                        Horizon Energy Development, Inc.
                       ----------------------------------

                                                      60%
                    ----------------------------------------
                            Sceptre Kabirwala, L.L.C.
                     (a Delaware limited liability company)
                    ----------------------------------------

                                                      60%
                    ----------------------------------------
                             KPP Investment, L.L.C.
                     (a Delaware limited liability company)
                    ----------------------------------------


                                                      48.19%
                     ---------------------------------------
                      Fauji Kabirwala Power Company Limited
                       (a Pakistan public limited company)
                                     (EWG)
                     ---------------------------------------

Note: Percents reported represent percent of voting power as of September 30,
1996